KnowBe4 Announces Third Quarter 2021 Financial Results

•Total GAAP revenue increased 42.6% year-over-year to $64.1 million
•Annual recurring revenue increased 44.1% year-over-year to $262.2 million
•Total number of customers reached more than 44,000
•Cash flow from operations was $19.9 million
•Free cash flow was $18.0 million and free cash flow margin was 28.1%

TAMPA BAY, FL, November 3, 2021 -- KnowBe4, Inc. (NASDAQ: KNBE), provider of the leading security awareness training and simulated phishing platform, today reported results for the third quarter ended September 30, 2021.

“Our third quarter results exceeded our expectations with record annual recurring revenue (ARR) of $262.2 million and total customers of more than 44,000. We continue to scale the business with more than 40% revenue and ARR growth while generating strong free cash flow margins of 28%.” said Stu Sjouwerman, founder and chief executive officer of KnowBe4. “We are extremely excited about the positive response to the recent announcement of our acquisition of SecurityAdvisor, which closed on November 1, 2021. Through this acquisition, we believe we are creating a new category of cybersecurity that we are calling Human Detection and Response, or HDR. We are also seeing remarkable traction with our own internal product development initiatives, including Password IQ, which is currently in a beta release stage. With such positive momentum, we are looking forward to a strong finish to the year."

Krish Venkataraman, KnowBe4’s co-president and chief financial officer, added, “Our successful third quarter financial results show that we continue to execute on our key growth initiatives. GAAP revenue grew by 42.6% year-over-year, driven by substantial growth across both enterprise and SMB customers, increasing multi-product attachment rates to 19% and year-over-year growth in international revenues of 99%. We are also very pleased to report continued strong gross margins in excess of 80% and strong free cash flow generation of $18.0 million for the quarter.”

Third Quarter 2021 Financial Highlights

	Q3-2021	Q3-2020	Change
	(in thousands, except percentage and per share amounts)
Revenue	$64,091	$44,932	+ 42.6%
Annual recurring revenue[1]	$262,172	$181,924	+ 44.1%
GAAP gross margin	85.0%	84.6%	+ 0.4%
Non-GAAP gross margin[1]	85.4%	84.9%	+ 0.5%
GAAP operating margin	(1.1)%	(2.2)%	+ 1.1%
Non-GAAP operating margin[1]	4.6%	0.7%	+ 3.9%
Cash flow provided by operating activities	$19,949	$12,661	+ 57.6%
Free cash flow[1]	$18,006	$11,017	+ 63.4%

1 A reconciliation of GAAP to non-GAAP financial measures and definitions for our key business metrics, including annualized recurring revenue and free cash flow, is provided under the heading "Explanation of Non-GAAP Financial Measures."

Recent Business Highlights
•Revenue and ARR increased year-over-year by 42.6% and 44.1% respectively, driven primarily by overall business growth resulting from positive multi-product adoption trends, strong international growth and continued expansion of our customer base into both enterprise and SMB.
•On September 23, 2021, we hosted our inaugural KB4-CON EMEA conference which engaged with cybersecurity professionals across the EMEA region to provide relevant industry updates and product overviews and roadmap reviews. The conference was well attended with over 5,000 registrations to the virtual event.
•As announced during our KB4-CON EMEA conference, we have release a beta version of a new product code named "PasswordIQ." Password IQ will continuously monitor organizations' employees for password hygiene issues, such as weak or breached passwords, summarize data on an easy-to-read dashboard and allow for automatic training to mitigate password hygiene risk.
•On October 21, 2021, we held a business update conference call announcing the acquisition of SecurityAdvisor Technologies, Inc. for an estimated aggregate purchase price of $80.0 million a portion of which is to be paid upfront through a combination of cash and our Class A common stock and a portion of which is to be paid through future incentives, including earnout provisions and restricted stock unit grants. This acquisition closed on November 1, 2021 and is subject to customary post-closing adjustments. We look forward to future innovations within the Human Detection and Response category that we expect to come through the integration of the SecurityAdvisor technology into our core platform.
•We completed a follow-on offering on August 16, 2021 where certain selling stockholders offered and sold 11,995,546 shares of our Class A common stock at a price to the public of $20.75 per share, including the full exercise of the underwriters’ option to purchase 1,564,636 additional shares of our Class A common stock from the selling stockholders. We did not receive any proceeds from the sale of shares by the selling stockholders in the follow-on offering.

Financial Outlook
For the fourth quarter and full year 2021, the Company expects:

Metric	Fourth Quarter Range	Growth
Total Revenue	$66.8 - $67.2 million	35 - 36%

Metric	Full Year Range	Growth
Total Revenue	$243.8 - $244.2 million	39 - 40%
Free Cash Flow Margin	20%+	N/A

Conference Call Information
KnowBe4 will host a conference call for analysts and investors to discuss its earnings results for the third quarter of 2021 and outlook for the fourth quarter and full year 2021 today at 8:30 AM EDT.

Conference Call: (833) 529-0227 (US/Canada Toll Free) or (239) 738-2273
Conference ID: 4828864
Webcast: https://investors.knowbe4.com/investor-relations

A recorded webcast of the event will also be available shortly after the call, and will be made available for one year on the KnowBe4 Investor Relations website (https://investors.knowbe4.com).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally involve risks and uncertainties, including statements regarding our future financial and operating performance and our financial outlook and guidance for the year 2021. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "plans," "anticipates,"

"going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern KnowBe4's expectations, strategy, priorities, plans or intentions. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of the COVID-19 pandemic on our and our customers’ business; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the integration of SecurityAdvisor or companies we may acquire in the future; the failure to timely develop and achieve market acceptance of new products as well as existing products; rapidly evolving technological developments in the market; length of sales cycles; and general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (“SEC”), including in our most recent Quarterly Report on Form 10-Q and any subsequent filings with the SEC. Copies of these filings are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements, including, as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures" section of this press release.

About KnowBe4
KnowBe4 is the leading provider of “new-school” security awareness training and simulated phishing platform. Our mission is to enable your employees to make smarter security decisions, every day. Through our subscription-based services, your organization will have access to the leading security awareness training platform.

Available Information
KnowBe4 announces material information to the public about KnowBe4, its products and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, its Investor Relations website, its Twitter accounts (@KnowBe4) and its blogs (including blog.knowbe4.com/) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

Investor Relations Contact:
Ken Talanian
ir@knowbe4.com

Press Contact:
Kathy Wattman
pr@knowbe4.com

Explanation of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP operating margin, free cash flow and free cash flow margin, as useful in evaluating our operating performance. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it assists investors in seeing our operating results through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our operating results over multiple periods with other companies in our industry. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin
We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense, amortization of acquired intangible assets and acquisition and integration related costs. Costs associated with acquisitions and integration include legal, accounting and other professional fees, changes in the fair value of contingent consideration obligations and other costs related to the transition of the acquired business. We believe non-GAAP gross profit and non-GAAP gross margin provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of our results of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin
We define non-GAAP operating income (loss) as GAAP operating income (loss) excluding stock-based compensation expense, amortization of acquired intangible assets and acquisition and integration related costs. Costs associated with acquisitions and integration include legal, accounting and other professional fees, changes in the fair value of contingent consideration obligations and other costs related to the transition of the acquired business. We believe non-GAAP operating income (loss) provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance. Non-GAAP operating margin is calculated as non-GAAP operating income (loss) divided by revenue.

Free Cash Flow and Free Cash Flow Margin
We define free cash flow as net cash provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, less purchases of property, equipment, amounts capitalized for internal-use software and principal payments on finance leases. We believe that free cash flow is a meaningful indicator of liquidity to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and capitalized internal-use software, can be used for strategic initiatives. Free cash flow margin is calculated by dividing free cash flow by revenues.

Explanation of Key Business Metrics

In addition to GAAP measures of performance, we regularly monitor certain financial and operating metrics, including Number of Customers and Annual Recurring Revenue (ARR), in order to measure our current performance and estimate our future performance. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

Number of Customers
We define a customer as a separate and distinct buying entity, such as a company, an educational or government institution or a distinct business unit of a large company that has an active contract with us to access our platform. We do not consider our channel partners as separate customers as our contracts are executed with the end user, and we treat MSPs, who may purchase our products on behalf of multiple companies, as a single customer. We believe that our ability to increase and retain the number of customers on our platform is an indicator of our market penetration, the growth of our business and potential future business opportunities.

Annual Recurring Revenue
We define ARR as the annualized value of all contractual subscription agreements as of the end of the period. We perform this calculation on an individual contract basis by dividing the total dollar amount of a contract by the total contract term stated in months and multiplying this amount by twelve to annualize. Calculated ARR for each individual contract is then aggregated to arrive at total ARR. We believe that ARR is a key metric to measure our business performance because it is driven by our ability to acquire new customers and to maintain and expand our relationship with existing customers.

KnowBe4, Inc.
Consolidated Balance Sheets
(in thousands)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$272,273	$85,582
Accounts receivable, net	44,814	38,664
Deferred commissions	17,043	13,177
Prepaid expenses and other current assets	12,462	6,124
Total current assets	346,592	143,547

Deferred commissions, non-current	29,370	24,022
Capitalized software and content, net	14,525	15,523
Property and equipment, net	9,117	10,284
Operating lease right of use assets, net	12,460	12,067
Intangible assets, net	8,168	2,985
Goodwill	42,607	8,605
Other assets	1,074	1,177
Total assets	$463,913	$218,210

Liabilities and stockholders' (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$36,040	$19,265
Current portion of deferred revenue	170,149	127,043
Current portion of operating lease liabilities	3,245	2,651
Total current liabilities	209,434	148,959

Non-current liabilities:
Deferred revenue	70,425	58,653
Operating lease liabilities, net of current portion	9,765	9,766
Other non-current liabilities	2,184	3,991
Total liabilities	291,808	221,369

Stockholders' equity (deficit)
Preferred stock, Series A, A-1, B, C, C-1	—	—
Common stock	—	—
Common stock, Class A	—	—
Common stock, Class B	2	—
Additional paid-in capital	350,693	158,483
Accumulated deficit	(177,546)	(161,303)
Accumulated other comprehensive loss	(1,044)	(339)
Total stockholders' equity (deficit)	172,105	(3,159)
Total liabilities and stockholders' equity (deficit)	$463,913	$218,210

KnowBe4, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues, net	$64,091	$44,932	$176,991	$125,599
Cost of revenues	9,609	6,918	25,543	19,264
Gross profit	54,482	38,014	151,448	106,335
Operating expenses:
Sales and marketing	27,731	20,752	82,312	60,254
Technology and development	7,579	4,822	20,081	14,119
General and administrative	19,852	13,440	62,765	34,536
Total operating expenses	55,162	39,014	165,158	108,909
Operating loss	(680)	(1,000)	(13,710)	(2,574)
Other income (expense):
Interest income	16	20	41	159
Interest expense	(67)	(16)	(329)	(45)
Other income (loss)	114	29	(445)	142
Loss before income tax (expense) benefit	(617)	(967)	(14,443)	(2,318)
Income tax expense	(963)	(735)	(1,800)	(316)
Net loss	$(1,580)	$(1,702)	$(16,243)	$(2,634)
Net loss per share, basic and diluted(1)	$(0.01)	$(0.04)	$(0.17)	$(0.06)
Weighted-average shares used in calculating basic and diluted net loss per share	170,359,220	42,169,160	98,076,290	42,116,480
(1) At September 30, 2021, basic and diluted (loss) income per share for Class A and Class B common stock are the same.

KnowBe4, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net loss	$(1,580)	$(1,702)	$(16,243)	$(2,634)
Adjustments to reconcile net (loss) income to net cash from operating activities:
Additions to capitalized content	(1,885)	(1,642)	(4,504)	(4,063)
Depreciation and amortization expense	3,399	3,041	9,999	8,660
Deferred commissions amortization	5,071	3,597	13,806	10,402
Equity-based compensation expense	2,670	1,248	23,151	3,285
Other, net	(73)	(1)	327	(92)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(2,202)	(2,317)	(4,943)	828
Deferred commissions	(8,726)	(5,469)	(23,112)	(15,427)
Prepaid and other assets	623	1,732	(7,656)	782
Accounts payable and other liabilities	3,750	3,956	13,675	7,096
Deferred revenue	18,902	10,218	51,299	30,787
Net cash provided by operating activities	19,949	12,661	55,799	39,624
Cash flows from investing activities:
Business combinations, net of cash acquired	—	—	(11,227)	—
Purchases of property and equipment	(1,159)	(837)	(2,214)	(4,692)
Capitalized internal-use software costs	(774)	(798)	(1,895)	(2,304)
Net cash used in investing activities	(1,933)	(1,635)	(15,336)	(6,996)
Cash flows from financing activities:
Proceeds from the exercise of stock options	2,483	22	3,435	157
Repurchase of common stock and options	—	—	(1,171)	(497)
Proceeds from the issuance of common stock	—	—	155,958	—
Acquisition-related contingent liability payments	—	—	(375)	(252)
Proceeds from finance lease obligations	—	—	—	214
Payments for finance lease obligations	(10)	(9)	(30)	(24)
Taxes paid for the net share settlement of restricted stock units	(5,110)	—	(11,892)	—
Net cash provided by (used in) financing activities	(2,637)	13	145,925	(402)
Effect of exchange rate changes on cash and cash equivalents	(162)	184	303	(100)
Net change in cash and cash equivalents	15,217	11,223	186,691	32,126
Cash and cash equivalents, beginning of period	257,056	69,767	85,582	48,864
Cash and cash equivalents, end of period	$272,273	$80,990	$272,273	$80,990

Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three Months Ended September 30,
	2021	2020
	(in thousands, except percentages)
Gross profit	$54,482	$38,014
Add: Stock-based compensation expense	124	70
Add: Amortization of acquired intangible assets	142	60
Non-GAAP gross profit	$54,748	$38,144

GAAP gross margin	85.0%	84.6%
Non-GAAP gross margin	85.4%	84.9%

Non-GAAP Operating Income (Loss) and Non-GAAP Operating Margin

	Three Months Ended September 30,
	2021	2020
	(in thousands, except percentages)
Operating loss	$(680)	$(1,000)
Add: Stock-based compensation expense	2,744	1,234
Add: Amortization of acquired intangible assets	302	83
Add: Acquisition and integration related costs	588	—
Non-GAAP operating income	$2,954	$317

GAAP operating margin	(1.1)%	(2.2)%
Non-GAAP operating margin	4.6%	0.7%

Non-GAAP Net Income (Loss) Per Share

	Three Months Ended September 30,
	2021	2020
GAAP net loss per share, diluted	$(0.01)	$(0.04)
Add: Stock-based compensation expense	0.02	0.03
Add: Amortization of acquired intangible assets	—	—
Add: Acquisition and integration related costs	—	—
Non-GAAP net income (loss) per share, diluted	$0.01	$(0.01)

Weighted-average shares used in the calculation of GAAP net loss per share	170,359,220	42,169,160
Weighted-average shares used in the calculation of Non-GAAP net income (loss) per share(1)	175,651,818	42,169,160

(1) At September 30, 2021, non-GAAP weighted average shares used assumes that all historical preferred stock and all common stock outstanding prior to the Company’s IPO were reclassified into Class B common stock as of January 1, 2021 and that all vested and exercisable stock options were exercised as of the earlier of January 1, 2021 or the beginning of the quarter in which they became vested and exercisable. There were no adjustments to weighted-average shares outstanding at September 30, 2020.

Free Cash Flow

	Three Months Ended September 30,
	2021	2020
	(in thousands)
Net cash provided by operating activities	$19,949	$12,661
Less: Purchases of property and equipment	(1,159)	(837)
Less: Capitalized internal-use software	(774)	(798)
Less: Principal payments on finance leases	(10)	(9)
Free Cash Flow	$18,006	$11,017
Free Cash Flow Margin(1)	28.1%	24.5%
(1) Free Cash Flow Margin is calculated as Free Cash Flow divided by Revenues, net for each period.

Key Business Metrics

	September 30,
	2021	2020
	(annual recurring revenue in thousands)
Number of customers	41,601	34,604
Annual recurring revenue	$262,172	$181,924

Stock-based Compensation Expense

	Three Months Ended September 30,
	2021	2020
	(in thousands)
Cost of revenues	$124	$70
Sales and marketing	726	423
Technology and development	242	153
General and administrative	1,652	588
Total stock-based compensation expense	$2,744	$1,234